UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2022

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Sutter Street, Suite 1300, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 669-4885

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AUGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 4, 2022 (the “Effective Date”), Augmedix, Inc., a Delaware corporation (“Augmedix”), and Augmedix Operating Corporation, a Delaware corporation (“OpCo”), entered into a loan and security agreement (the “Loan Agreement”) by and among Augmedix and OpCo as borrowers (individually and collectively, “Borrower”) and Silicon Valley Bank, a California corporation, as lender (“Lender”). The Loan Agreement provides for a revolving credit facility in an aggregate principal amount of the lesser of (i) $5 million and (ii) 80% of eligible accounts (the “Revolving Credit Facility”) and two tranches of term loan advances, comprised of a term loan advance under Tranche A in an aggregate principal amount of up to $15 million and additional term loan advances under Tranche B in an aggregate principal amount of up to $5 million (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Facilities”). Borrower’s obligations under the Loan Agreement are secured by first-priority liens on substantially all assets of Borrower. The Facilities are expected to extend Borrower’s operating runway and provide more financial flexibility. The proceeds of the initial draw under the Term Loan Facility, together with a portion of Borrower’s balance sheet cash, will be used to repay all of Borrower’s outstanding obligations under Borrower’s existing credit facility (“Existing Credit Facility”) provided by Eastward Fund Management, LLC.

Revolving Credit Facility: The Revolving Credit Facility’s stated maturity date is May 4, 2024 (the “RCF Maturity Date”). Interest on the borrowings under the Revolving Credit Facility is payable in arrears monthly at a floating rate per annum equal to the greater of (a) 3.75% and (b) the Prime Rate plus 0.50%. The Loan Agreement requires Borrower to pay to Lender a non-refundable commitment fee in respect of the Revolving Credit Facility of $50,000 for each year the Revolving Credit Facility is outstanding. Upon termination of the Revolving Credit Facility prior to the RCF Maturity Date, Borrower is required to pay a termination fee of $100,000.

Term Loan Facility: The Term Loan Facility’s stated maturity date is June 1, 2025, provided that, if Borrower achieves certain performance milestones as set forth in the Loan Agreement, the Term Loan Facility maturity date will automatically be extended to December 1, 2025 (the “Term Loan Maturity Date”). Interest on the borrowings under the Term Loan Facility is payable in arrears monthly at a floating rate per annum equal to the greater of (a) 3.25% and (b) the Prime Rate plus 0.00%. The interest rate under the Term Loan Facility is lower than Existing Credit Facility and highlights the increased maturity of Borrower and will save Borrower $1.3 million of interest expense during the next twelve months. The Term Loan Facility is interest only until July 1, 2023 provided that if Borrower achieves certain performance milestones, the amortization date automatically extends to January 1, 2024. The Term Loan Facility extends Augmedix’s interest-only period by at least nine months, and potentially fifteen months, relative to Existing Credit Facility. The Loan Agreement permits Borrower to prepay all borrowings under the Term Loan Facility provided that Borrower, among other things, pays a prepayment fee of (a) 3.00% of the outstanding principal amount of the borrowings under the Term Loan Facility at the time of such prepayment if it occurs prior to the first anniversary of the effective date, (b) 2.00% of the outstanding principal amount of the borrowings under the Term Loan Facility at the time of such prepayment if it occurs on or after the first anniversary of the effective date but prior to the second anniversary of the effective date, and (c) 1.00% of the outstanding principal amount of the borrowings under the Term Loan Facility at the time of such prepayment if it occurs on or after the second anniversary of the effective date but prior to the Term Loan Facility’s maturity date.

The Loan Agreement contains customary restrictions and covenants applicable to Borrower and its subsidiaries. In particular, the Loan Agreement contains a financial covenant which provides that if Borrower fails to maintain minimum cash and cash equivalents in an amount of (a) no less than $25,000,000 (prior to any Tranche B advance) and (b) $30,000,000 (following any Tranche B advance), Borrower is then required to maintain certain minimum revenue requirements as set forth in the Loan Agreement, which will be measured on a trailing 3-month basis and tested quarterly. If Borrower has failed to maintain the minimum cash and cash equivalents set forth in the preceding sentence, in lieu of being subject to the minimum revenue requirements, Borrower has the ability to cure such failure to maintain minimum cash and cash equivalents by delivering evidence satisfactory to Lender that Borrower has raised at least $10,000,000 in net cash proceeds from the sale of Borrower’s equity interests. The Loan Agreement also contains customary covenants that limit, among other things, the ability of Borrower and its subsidiaries to (i) incur indebtedness, (ii) incur liens on their property, (iii) pay dividends or make other distributions, (iv) sell their assets, (v) make certain loans or investments, (vi) merge or consolidate, (vii) voluntarily repay or prepay certain indebtedness and (viii) enter into transactions with affiliates, in each case subject to certain exceptions. The Loan Agreement contains customary representations and warranties and events of default.

The foregoing summary of the terms of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

In connection with the Loan Agreement, Augmedix issued to Lender a warrant to purchase stock, dated as of the Effective Date (the “Warrant”), to purchase up to 48,295 shares of Augmedix’s common stock, $0.0001 par value per share, exercisable at any time for a period of approximately seven years from the Effective Date, at an exercise price of $2.38 per share, payable in cash or on a cashless basis according to the formula set forth in the Warrant.

The issuance of the Warrant was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to 4(a)(2) thereof and/or Regulation D promulgated thereunder. Augmedix relied on the above exemption from registration based in part on the representations made by Lender, including the representation with respect to Lender’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Lender’s investment intent.

The foregoing summary of the terms of the Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Warrant, which is attached to this Current Report on Form 8-K as Exhibits 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Loan and Security Agreement by and among Augmedix, OpCo and Lender dated as of May 4, 2022

10.2	Warrant to Purchase Stock by and between Augmedix and Lender dated as of May 4, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Dated: May 5, 2022	By:	/s/ Paul Ginocchio
Paul Ginocchio
Chief Financial Officer

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